Exhibit 10.3

NONQUALIFIED STOCK OPTION AGREEMENT

TO PURCHASE SHARES OF COMMON STOCK UNDER THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN

July 21, 2026

Name of Optionee: Junli He

No. of Option Shares: 1,200,000   Option Exercise Price per Share: $1.09   Grant Date: July 21, 2026

Expiration Date: July 21, 2036

Pursuant to the Amended and Restated Equity Incentive Plan of Harvard Apparatus Regenerative Technology, Inc., as amended (the “Plan”), Harvard Apparatus Regenerative Technology, Inc. (the “Company”) hereby grants to the Optionee named above, an option (the “Option”) to purchase on or prior to the Expiration Date specified above, all or part of the number of shares of Common Stock, par value $.01 per share (the “Stock” or the “Shares”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Option is intended to be a Nonqualified Stock Option granted under the Plan. The Shares under this Option are comprised of five tranches, being (i) 600,000 shares (the “Time Based Grant”), (ii) 250,000 shares (the “Milestone #1 Grant”), (iii) 125,000 shares (the “Milestone #2 Grant”), (iv) 125,000 shares (the “Milestone #3 Grant”) and (v) 100,000 shares (the “Milestone #4 Grant”).

1.

Vesting Schedule. No portion of this Option may be exercised until such portion shall have vested. Except as set forth below and subject to the terms and conditions set forth below, this Option shall be vested and exercisable with respect to the following number of Shares on the dates indicated or satisfaction of the respective milestone listed below, provided that the Optionee is an employee of the Company on the applicable vesting date:

Time Based Grant:

Number of
Shares Exercisable in relation to each Vesting Date	Vesting Dates
100,000

Upon signing of the applicable award agreement, representing vesting for the six-month period from March 1, 2026 through August 31, 2026, subject to the Optionee’s continued employment through the date of signing.

Thereafter, 16,667 shares shall vest on the first day of each calendar month commencing September 1, 2026, subject to the Optionee’s continued employment with the Company through each applicable vesting date; provided that the final monthly installment shall be adjusted as necessary so that no more than 600,000 shares vest under the Time Based Grant.

Milestone #1 Grant: The Milestone #1 Grant (250,000 shares) shall fully vest upon the closing of a sale of a controlling stake in the Company or the listing of its Common Stock on a national securities exchange (Nasdaq or NYSE), whichever occurs first, following the Grant Date.

Milestone #2 Grant: The Milestone #2 Grant (125,000 shares) shall fully vest if, at any time following the Company’s initial public offering or the listing of its Common Stock on a national securities exchange, the volume-weighted average price of the Common Stock equals or exceeds two times (2.0x) the initial public offering price or initial listing price (or such fixed target as may be established by the Compensation Committee, e.g., $3.00 per share) for twenty (20) consecutive trading days.

Milestone #3 Grant: The Milestone #3 Grant (125,000 shares) shall fully vest upon the first date on which the Company has raised at least an additional Ten Million Dollars ($10,000,000) in the aggregate following the Grant Date.

Milestone #4 Grant: The Milestone #4 Grant (100,000 shares) shall fully vest upon the earlier of (i) FDA clearance or authorization to expand the Company’s ongoing clinical trial of the Cellspan Esophageal Implant to include pediatric subjects, or (ii) the initiation (first patient enrolled) of the Company’s next clinical study, being a pivotal or Phase 2 trial, in each case following the Grant Date.

Once vested, subject to the provisions hereof, including Section 3, and the Plan, this Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date.

This Option is being granted in connection with that certain Employment Agreement dated as of March 14, 2023 and executed by the Company and the Optionee (as amended or modified from time to time, the “Employment Agreement”) and is subject to the terms and conditions of the Employment Agreement.

2.

Manner of Exercise. Notwithstanding any discretion afforded to the Administrator in the Plan, the Optionee may exercise the Option only in the following manner: from time to time on or prior to the Expiration Date, the Optionee may give written notice to the Company of any election to purchase some or all of the vested Shares purchasable at the time of such notice. Said notice shall specify the number of vested Shares to be purchased and shall be accompanied by payment therefor by one or more of the following methods:

1.	In cash, by certified or bank check or other instrument acceptable to the Administrator;

2.

Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six months and are not then subject to restrictions under any Company plan or pursuant to a net exercise of the Option. Such surrendered or withheld shares shall be valued at Fair Market Value on the exercise date; or

3.

By the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Optionee chooses to pay the purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

Certificates for the shares of Stock purchased upon exercise of this Option shall be issued and delivered to the Optionee upon compliance, to the satisfaction of the Administrator, with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Option unless and until this Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

The minimum number of shares with respect to which this Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Option is being exercised is the total number of shares subject to exercise under this Option at the time.

3.

Termination of Employment; Ceasing of Director Services. The Option, as to any Shares vested but not theretofore purchased, shall terminate on the earlier of the Expiration Date or 90 days after the Optionee is both no longer employed by the Company and no longer providing services to the Company or a Subsidiary (as defined in the Plan) as a director (“Director Services”); provided, however, that if such conditions exist, and (i) the termination and cessation resulted from the Optionee’s death or disability, the Option may be exercised as to vested Shares within three (3) months following the date that employment was terminated and Director Services have ceased (but in no event later than the Expiration Date) by the Optionee’s executors, administrators, personal representatives, or any person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, but only to the extent that the Optionee was entitled to exercise the Option at the time of such termination of employment or cessation of Director Services, or (ii) the termination of employment resulted from a termination of employment by the Company of the Optionee without Cause (excluding for avoidance of doubt a termination in relation to a Replacement CEO Termination Event (as defined in the Employment Agreement)), the Option may be exercised as to vested Shares as of the date of such termination of employment until the earlier of (i) two (2) years following such date of termination, (ii) the Expiration Date, or (iii) 90 days after the Optionee is both no longer employed by the Company and no longer providing Director Services. Notwithstanding anything to the contrary contained herein, in the event that Optionee’s employment is terminated for Cause (as defined in the Employment Agreement), the Option (as to all vested and unvested Shares) shall immediately terminate and be of no further force or effect as of the related Date of Termination.

Subject to the terms hereof, following the termination of the Optionee’s employment, and prior to the termination of the Option, unless otherwise determined by the Administrator, the Option may only be exercised as to vested Shares as of the date of the termination of the Optionee’s employment.

As provided in the Employment Agreement, notwithstanding anything to the contrary contained herein, if the Optionee’s employment by the Company is terminated in relation to a Replacement CEO Termination Event (as defined in the Employment Agreement), the unvested portion of the Time Based Grant that would vest within the twelve (12) months following the Grant Date had no such termination occurred shall accelerate and be deemed vested (and the remaining unvested amount shall be deemed terminated and forfeited) (i.e. if the Date of Termination (as defined in the Employment Agreement) was more than twelve months following the Grant Date, no acceleration is applicable, and if the Date of Termination was eleven months following the Grant Date, one month of unvested amount of Time Based Grant shall accelerate).

Notwithstanding anything to the contrary contained herein, subject to the limited acceleration in relation to a Replacement CEO Termination Event as provided above, the Option shall not continue to vest once the Optionee is no longer employed by the Company (regardless of if providing any Director Services), and any unvested Option Shares as of the related Date of Termination shall be terminated and forfeited.

The Option does not confer upon the Optionee any right with respect to continuation of employment by the Company, nor shall it interfere with any right of the Company to terminate such employment at any time or any employee’s “employee-at-will” status.

4.

Shares. The Shares that are the subject of the Option are shares of the Common Stock, $.01 par value, of the Company as constituted on the date of the Option, subject to adjustment as provided in Section 3 of the Plan.

5.

Effect of Certain Transactions. If (i) the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, (ii) one or more corporations are merged into the Company which continues as the surviving corporation and the stockholders of the Company immediately prior to the transaction own less than a majority of its outstanding Common Stock immediately after the transaction, or shares of Common Stock of the Company are converted into cash, securities or property other than shares of Common Stock of the Company, or (iii) the Company is liquidated, dissolved, or sells or otherwise disposes of all or substantially all of its assets to another entity while any portion of the Option remains unexercised and unexpired, then in any of such transactions the Board may, in its sole discretion, take one or more of the following actions:

a.

The Administrator may cancel the Option as of the effective date of any such transaction, provided that notice of such cancellation shall be given to the Optionee at least 15 days prior to the effective date of such transaction, and the Optionee shall have the right to exercise so much of the Option as is exercisable during said 15-day period, including Options which become exercisable due to acceleration of vesting, if any, by the Board;

b.

The Administrator may (i) cancel the Option as to unvested Shares as of the effective date of the transaction and (ii) provide for the repurchase of unexercised Options as to vested Shares as of the effective date of such transaction by the Company on the effective date of such transaction for the same cash, securities or other property received with respect to each outstanding Share in the transaction by the stockholders of the Company, less the exercise price of the Option;

c.

The Administrator may provide for the voluntary exchange of the Option on the effective date of such transaction for an option or other rights granted by a successor corporation on terms reasonably acceptable to the Optionee; or

d.

The Administrator may provide that after the effective date of such transaction, the Optionee shall be entitled upon exercise of the Option as to any vested Shares to receive in lieu of each Share purchasable under the Option the same cash, securities or other property received with respect each outstanding Share in the transaction by the stockholders of the Company.

Upon the consummation of a Sale Event (as defined in the Plan) or occurrence of a Change of Control (as defined in the Plan), in either case, following the grant date of the Option, the Option shall become fully vested and exercisable with respect to all of the Shares as of the effective time of the Sale Event or the occurrence of the Change of Control, respectively.

6.

Transferability.  This Option is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

7.	Miscellaneous.

a.

Notices hereunder shall be mailed or delivered to the Company’s principal place of business, (as of the grant date pertaining to this Option, 84 October Hill Road, Suite 11, Holliston, MA 01746), and shall be mailed or delivered to the Optionee at the address set forth for the Optionee in this Option or in the Company records, or in either case at such other address as one party may subsequently furnish to the other party in writing.

b.

Pursuant to Section 17 of the Plan, the Administrator may at any time amend or cancel any outstanding portion of this Option, but no such action may be taken which adversely affects the Optionee’s rights under this Agreement without the Optionee’s consent.

c.	This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument

8.

Incorporation of Plan. Notwithstanding anything herein to the contrary, this Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in the Plan. Capitalized terms in this Option shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the case of any conflict between the terms of this Option and the Plan, the provisions of the Plan shall control.

[signatures on following page]

The foregoing Option is hereby accepted and the terms and conditions thereof hereby agreed to by the Company and the undersigned Optionee.

HARVARD APPARATUS REGENERATIVE TECHNOLOGY, INC.

By:        /s/ Joseph Damasio Jr

Name:   Joseph L. Damasio, Jr.

Title:  Chief Financial Officer

Dated:	July 21, 2026
/s/ Junli He
Optionee’s Signature
Optionee’s name and address:
Junli He
Personal address on company records